UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 17, 2006

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.          Amendments to the Registrant’s Code of Ethics.

          On May 17, 2006, the Board of Directors of Astoria Financial Corporation (the “Corporation”) approved amendments to the Corporation’s Code of Business Conduct and Ethics (the “Code”). None of the amendments to the Code were substantive in nature.  A copy of the Code, as amended, is posted on the Corporation’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance”. For more detailed information concerning the Code, as amended, reference is made to the Astoria Financial Corporation Code of Business Conduct and Ethics filed as Exhibit 14.1 herein.

Item 8.01.          Other Events.

          On May 17, 2006 the Company issued a press release, a copy of which is included herein as exhibit 99.1, announcing the voting results of its Annual Meeting of Shareholders held on May 17, 2006.  At the meeting, shareholders overwhelmingly voted to re-elect directors, Gerard C. Keegan, Andrew M. Burger, Denis J. Connors and Thomas J. Donahue.  It further announced that shareholders ratified the appointment of its independent registered public accounting firm for the 2006 fiscal year.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed as part of this report:

	Exhibit 14.1	Astoria Financial Corporation Code of Business Conduct and Ethics, as amended on May 17, 2006.

	Exhibit 99.1	Press release dated May 17, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

	By:	/S/ Alan P. Eggleston

Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Dated: May 17, 2006

EXHIBIT INDEX

Exhibit Number	Description

14.1	Astoria Financial Corporation Code of Business Conduct and Ethics, as amended on May 17, 2006.

99.1	Press release dated May 17, 2006